Exhibit 99.1

Company Contact:	Investor Relations Contact:
Senesco Technologies, Inc.	Lippert/Heilshorn & Associates
Bruce Galton	Kim Sutton Golodetz
Chief Executive Officer	(kgolodetz@lhai.com)
(bgalton@senesco.com)	(212) 838-3777
(732) 296-8400

Monsanto Company
Sara Duncan
Corporate Communications
sara.e.duncan@monsanto.com
(314) 694-2729

SENESCO TECHNOLOGIES SIGNS LICENSE AGREEMENT WITH MONSANTO COMPANY

NEW BRUNSWICK, N.J. (August 9, 2007) — Senesco Technologies, Inc. (AMEX: SNT) today announced that it has signed a license agreement with Monsanto Company, which will enable the two companies to incorporate Senesco’s proprietary yield and stress technology into corn and soybeans.  The financial terms of the agreement were not disclosed.

Senesco has shown that its technology can yield a variety of beneficial traits in agricultural products, including increased yield, and resistance to environmental stresses.  The company has licensed its technology in a variety of agronomic and horticultural fields.

“As we look over the past decade of biotechnology, our focus has really been on herbicide tolerance and insect resistance,” said Steve Padgette, Monsanto’s vice president of biotechnology. “Looking to the future, we’re already focusing more on increasing yield and decreasing environmental stress, and we’re excited to work with Senesco as one way to accomplish that goal.”

“Senesco is pleased to work with Monsanto in developing superior corn and soy,” said Sascha Fedyszyn, Senesco’s Vice President of Corporate Development.  “It has always been our goal to partner with companies that have both a strong commercialization and research and development presence.  Monsanto certainly fits these criteria and we look forward to a mutually beneficial relationship with them.”

About Senesco Technologies, Inc.

Senesco Technologies, Inc. is a U.S. biotechnology company headquartered in New Brunswick, New Jersey.  Senesco takes its name from the scientific term for the aging of plant cells, known as “senescence’, and its proprietary technology has potential applications for both agriculture as well as human health.  For agriculture, the Company believes that its technology can be used to develop superior strains of crops without any modification other than delaying natural plant senescence. Delaying cell breakdown in plants extends freshness after harvesting, while increasing crop yields, plant size and resistance to environmental stress for flowers, fruits and vegetables. Senesco has partnered with leading-edge companies engaged in agricultural biotechnology and earns research and development fees for applying its gene-regulating platform technology to enhance its partners’ products.  For human medicine applications, the Company has developed technology that regulates the onset of apoptosis (programmed cell death) and has initiated preclinical research to trigger or delay apoptosis in mammals.  Accelerating apoptosis may have applications to development of cancer treatments.  Delaying apoptosis may have applications to certain diseases such as glaucoma, ischemia and arthritis, among others.

About Monsanto Company

Monsanto Company is a leading global provider of technology-based solutions and agricultural products that improve farm productivity and food quality. For more information, please visit the company’s web site at http://www.monsanto.com/.

Certain statements included in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Actual results could differ materially from such statements expressed or implied herein as a result of a variety of factors, including, but not limited to: the development of the Company’s gene technology; the approval of the Company’s patent applications; the successful implementation of the Company’s research and development programs and joint ventures; the success of the Company’s license agreements; the successful conversion of the Company’s letter of intent into a license agreement; the acceptance by the market of the Company’s products; success of the Company’s preliminary studies and preclinical research; competition and the timing of projects and trends in future operating performance, as well as other factors expressed from time to time in the Company’s periodic filings with the Securities and Exchange Commission (the “SEC”).  As a result, this press release should be read in conjunction with the Company’s periodic filings with the SEC.  The forward-looking statements contained herein are made only as of the date of this press release, and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

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